                                   FORM OF
                        INVESTMENT ADVISORY AGREEMENT

      This  AGREEMENT  is made  as of the  19th  day of  April,  2006,  by and between  OPPENHEIMER  ROCHESTER  NORTH CAROLINA  MUNICIPAL  FUND  (hereinafter referred to as the "Fund") and  OPPENHEIMERFUNDS,  INC.  (hereinafter referred to as "OFI").

      WHEREAS,  the Fund is an  open-end,  diversified  management  investment company  registered as such with the Securities and Exchange  Commission  (the
"Commission")  pursuant to the Investment Company Act of 1940 (the "Investment
Company Act"), and OFI is a registered investment adviser;

      WHEREAS,  the Fund desires that OFI shall act as its investment  adviser pursuant to this agreement;

      NOW,  THEREFORE,  in  consideration of the mutual promises and covenants hereinafter  set forth,  it is agreed by and  between the parties to amend and restate the Investment Advisory Agreement, as follows:

1.    General Provision.

      The Fund  hereby  employs  OFI and OFI hereby  undertakes  to act as the investment  adviser of the Fund and to perform for the Fund such other  duties and functions as are  hereinafter set forth.  OFI shall, in all matters,  give to the Fund and its  Board  of  Trustees  the  benefit  of its best  judgment, effort,  advice and  recommendations  and shall,  at all times conform to, and use its best  efforts to enable the Fund to conform to (i) the  provisions  of the Investment Company Act and any rules or regulations  thereunder;  (ii) any other  applicable  provisions of state or federal law; (iii) the provisions of the  Declaration  of Trust and  By-Laws  of the Fund as  amended  from time to time; (iv) policies and  determinations  of the Board of Trustees of the Fund;
(v) the  fundamental  policies  and  investment  restrictions  of the  Fund as reflected in its  registration  statement under the Investment  Company Act or
as  such   policies  may,  from  time  to  time,  be  amended  by  the  Fund's shareholders;  and (vi) the Prospectus and Statement of Additional Information
of the  Fund in  effect  from  time to  time.  The  appropriate  officers  and employees of OFI shall be available upon  reasonable  notice for  consultation with any of the  Trustees and officers of the Fund with respect to any matters dealing with the business and affairs of the Fund  including  the valuation of any of the Fund's  portfolio  securities  which are either not  registered for public sale or not being traded on any securities market.

2.    Investment Management.

      (a)   OFI shall,  subject  to the  direction  and  control by the Fund's
Board   of   Trustees,   (i)   regularly   provide   investment   advice   and
recommendations  to the  Fund  with  respect  to its  investments,  investment policies and the purchase and sale of securities;  (ii) supervise continuously the  investment  program of the Fund and the  composition of its portfolio and determine  what  securities  shall be purchased or sold by the Fund; and (iii)
arrange,  subject to the provisions of paragraph "7" hereof,  for the purchase of securities  and other  investments  for the Fund and the sale of securities and other investments held in the portfolio of the Fund.

      (b)   Provided   that  the  Fund  shall  not  be  required  to  pay  any
compensation  other  than as  provided  by the  terms  of this  Agreement  and subject to the provisions of paragraph "7" hereof,  OFI may obtain  investment
information,   research  or  assistance   from  any  other  person,   firm  or
corporation  to  supplement,   update  or  otherwise  improve  its  investment
management services.

      (c)   Nothing  in  this  Agreement  shall  prevent  OFI or  any  officer thereof  from  acting as  investment  adviser  for any other  person,  firm or corporation  and  shall  not in any way  limit or  restrict  OFI or any of its directors,  officers,  stockholders  or  employees  from  buying,  selling  or trading  any  securities  for its or their own  account or for the  account of others for whom it or they may be acting,  provided that such  activities will not adversely  affect or otherwise impair the performance by OFI of its duties and obligations under this Agreement.

3.    Other Duties of OFI.

      OFI shall,  at its own expense,  provide and supervise the activities of all  administrative  and  clerical  personnel  as shall be required to provide effective  corporate  administration  for the Fund,  including the compilation and  maintenance  of  such  records  with  respect  to its  operations  as may reasonably  be  required;  the  preparation  and filing of such  reports  with respect  thereto  as shall  be  required  by the  Commission;  composition  of periodic  reports with respect to its operations for the  shareholders  of the
Fund;  composition of proxy materials for meetings of the Fund's  shareholders and the  composition  of such  registration  statements  as may be required by federal  securities laws for continuous public sale of shares of the Fund. OFI shall,  at its own cost and  expense,  also  provide  the Fund  with  adequate office space, facilities and equipment.

      Provided  that  nothing  herein  shall be  deemed  to  protect  OFI from willful  misfeasance,  bad faith or gross negligence in the performance of its duties,  or  reckless  disregard  of its  obligations  and  duties  under this
Agreement,  OFI shall not be liable for any loss  sustained  by reason of good faith  errors or  omissions  in  connection  with any  matters  to which  this
Agreement relates.

4.    Allocation of Expenses.

      All other costs and  expenses  not  expressly  assumed by OFI under this
Agreement,  or to be paid by the  General  Distributor  of the  shares  of the
Fund,  shall be paid by the Fund,  including,  but not limited to (i) interest and taxes; (ii) brokerage  commissions;  (iii) premiums for fidelity and other
insurance  coverage  requisite  to  its  operations;   (iv)  compensation  and
expenses of its trustees other than those  associated or affiliated  with OFI;
(v) legal and audit  expenses;  (vi)  custodian  and  transfer  agent fees and expenses;  (vii)  expenses  incident to the  redemption of its shares;  (viii)
expenses  incident to the issuance of its shares against  payment  therefor by or on behalf of the subscribers  thereto;  (ix) fees and expenses,  other than
as  hereinabove   provided,   incident  to  the  registration   under  federal
securities  laws of  shares  of the Fund for  public  sale;  (x)  expenses  of printing and mailing  reports,  notices and proxy materials to shareholders of the  Fund;  (xi)  except as noted  above,  all other  expenses  incidental  to holding  meetings  of the Fund's  shareholders;  and (xii) such  extraordinary non-recurring expenses as may arise, including litigation,  affecting the Fund and any legal  obligation  which the Fund may have to  indemnify  its officers and  trustees  with respect  thereto.  Any officers or employees of OFI or any entity  controlling,  controlled by or under common  control with OFI, who may also serve as  officers,  trustees or  employees of the Fund shall not receive any compensation by the Fund for their services.

5.    Compensation of OFI.

      The  Fund   agrees  to  pay  OFI  and  OFI  agrees  to  accept  as  full compensation  for the  performance  of all functions and duties on its part to be performed  pursuant to the provisions  hereof, a management fee computed on the  aggregate  net asset  value of the Fund as of the close of each  business day and payable monthly at the following annual rates:

      0.55% of the first $500 million of average annual net assets,
      0.50% of the next $500 million,
      0.45% of the next $500 million, and
      0.40% of average annual net assets over $1.5 billion.

6.    Use of Name "Oppenheimer."

      OFI hereby grants to the Fund a royalty-free,  non-exclusive  license to use the name  "Oppenheimer"  in the name of the Fund for the  duration of this
Agreement  and any  extensions  or renewals  thereof.  Such license may,  upon termination of this  Agreement,  be terminated by OFI, in which event the Fund shall  promptly take  whatever  action may be necessary to change its name and discontinue  any  further  use of the  name  "Oppenheimer"  in the name of the
Fund or otherwise.  The name  "Oppenheimer"  may be used or licensed by OFI in connection with any of its activities or licensed by OFI to any other party.

7.    Portfolio Transactions and Brokerage.

      (a)   OFI is  authorized,  in  arranging  the  purchase  and sale of the
Fund's  portfolio  securities,   to  employ  or  deal  with  such  members  of
securities   or   commodities   exchanges,   brokers  or  dealers,   including
"affiliated"  broker-dealers  (as  that  term  is  defined  in the  Investment
Company Act)  (hereinafter  "broker-dealers"),  as may, in its best  judgment, implement the policy of the Fund to obtain, at reasonable  expense,  the "best execution"  (prompt and  reliable  execution  at the most  favorable  security price  obtainable) of the Fund's portfolio  transactions as well as to obtain, consistent  with the provisions of  subparagraph  "(c)" of this paragraph "7,"
the  benefit  of  such  investment  information  or  research  as  will  be of significant  assistance to the performance by OFI of its investment management functions.

      (b)   OFI shall  select  broker-dealers  to effect the Fund's  portfolio transactions  on the basis of its  estimate  of their  ability to obtain  best execution of particular and related portfolio  transactions.  The abilities of
a   broker-dealer   to  obtain  best   execution   of   particular   portfolio
transaction(s)  will be judged by OFI on the basis of all relevant factors and considerations  including,  insofar as feasible,  the  execution  capabilities required by the  transaction or  transactions;  the ability and willingness of
the   broker-dealer  to  facilitate  the  Fund's  portfolio   transactions  by
participating  therein  for its own  account;  the  importance  to the Fund of
speed,   efficiency   or   confidentiality;   the   broker-dealer's   apparent
familiarity  with  sources  from or to whom  particular  securities  might  be purchased or sold; as well as any other  matters  relevant to the selection of a broker-dealer for particular and related transactions of the Fund.

      (c)   OFI shall  have  discretion,  in the  interests  of the  Fund,  to allocate  brokerage on the Fund's  portfolio  transactions  to  broker-dealers other than  affiliated  broker-dealers,  qualified to obtain best execution of such  transactions  who provide  brokerage  and/or research  services (as such services  are defined in Section  28(e)(3) of the  Securities  Exchange Act of
1934) for the Fund  and/or  other  accounts  for which OFI and its  affiliates exercise "investment  discretion" (as that term is defined in Section 3(a)(35)
of the  Securities  Exchange  Act of 1934)  and to cause  the Fund to pay such broker-dealers  a commission  for  effecting a portfolio  transaction  for the
Fund that is in  excess of the  amount  of  commission  another  broker-dealer adequately  qualified  to effect  such  transaction  would  have  charged  for effecting  that  transaction,  if OFI  determines,  in good  faith,  that such commission  is  reasonable  in relation to the value of the  brokerage  and/or research  services provided by such  broker-dealer,  viewed in terms of either that  particular  transaction or the overall  responsibilities  of OFI and its investment  advisory  affiliates with respect to the accounts as to which they exercise investment discretion.  In reaching such determination,  OFI will not be  required  to place or  attempt  to place a  specific  dollar  value on the brokerage  and/or  research  services  provided  or  being  provided  by  such broker-dealer.  In demonstrating  that such  determinations  were made in good faith,  OFI shall be prepared to show that all commissions  were allocated for the purposes  contemplated  by this  Agreement and that the total  commissions paid by the Fund over a representative  period selected by the Fund's trustees were reasonable in relation to the benefits to the Fund.

      (d)   OFI shall have no duty or obligation  to seek advance  competitive bidding for the most favorable  commission  rate  applicable to any particular portfolio  transactions  or to select  any  broker-dealer  on the basis of its purported or "posted"  commission  rate but will,  to the best of its ability, endeavor  to be  aware  of the  current  level  of  the  charges  of  eligible broker-dealers  and to minimize the expense incurred by the Fund for effecting its portfolio  transactions  to the extent  consistent  with the interests and policies  of the Fund as  established  by the  determinations  of its Board of
Trustees and the provisions of this paragraph "7".

      (e)   The Fund recognizes that an affiliated  broker-dealer  (i) may act as one of the  Fund's  regular  brokers  so long as it is lawful  for it so to act; (ii) may be a major recipient of brokerage  commissions paid by the Fund;
and  (iii)  may  effect  portfolio  transactions  for  the  Fund  only  if the commissions,  fees or other remuneration  received or to be received by it are determined in accordance with procedures  contemplated by any rule, regulation or  order  adopted  under  the  Investment  Company  Act for  determining  the permissible level of such commissions.

8.    Duration.

      This  Agreement  will  take  effect on the date  first set forth  above.
Unless  earlier  terminated  pursuant to  paragraph 9 hereof,  this  Agreement shall remain in effect until two years from the date of execution hereof,  and thereafter  will  continue  in  effect  from  year  to  year,  so long as such continuance  shall  be  approved  at least  annually  by the  Fund's  Board of
Trustees,  including  the vote of the majority of the Trustees of the Fund who are not parties to this Agreement or  "interested  persons" (as defined in the
Investment  Company Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval,  or by the holders of a "majority"
(as  defined  in  the  Investment  Company  Act)  of  the  outstanding  voting securities of the Fund and by such a vote of the Fund's Board of Trustees.

9.    Termination.

      This Agreement may be terminated (i) by OFI at any time without  penalty upon giving the Fund sixty days'  written  notice  (which notice may be waived by the  Fund);  or (ii) by the Fund at any time  without  penalty  upon  sixty days' written  notice to OFI (which notice may be waived by OFI) provided that such  termination  by the Fund shall be  directed or approved by the vote of a majority  of all of the  trustees of the Fund then in office or by the vote of the holders of a "majority" (as defined in the Investment  Company Act) of the outstanding voting securities of the Fund.

10.   Assignment or Amendment.

      This  Agreement may not be amended or the rights of OFI hereunder  sold, transferred,  pledged  or  otherwise  in any  manner  encumbered  without  the affirmative  vote or written  consent of the  holders of the  majority  of the outstanding voting securities of the Fund; this Agreement shall  automatically and  immediately  terminate  in the event of its  assignment  (as that term is defined in the Investment Company Act).

11.   Disclaimer of Shareholder Liability.

      OFI  understands  that the  obligations of the Fund under this Agreement are not binding upon any Trustee or  shareholder of the Fund  personally,  but bind only the Fund and the Fund's property.  OFI represents that it has notice of the  provisions  of the  Declaration  of  Trust  of  the  Fund  disclaiming shareholder liability for acts or obligations of the Fund.

12.   Definitions.

      The terms and  provisions of this  Agreement  shall be  interpreted  and defined in a manner  consistent  with the  provisions  and  definitions of the
Investment Company Act.

                     OPPENHEIMER ROCHESTER NORTH CAROLINA
                                              MUNICIPAL FUND

                     By: /s/ Robert G. Zack
                        _______________________________
                        Robert G. Zack, Secretary

                     OPPENHEIMERFUNDS, INC.

                     By: /s/ John V. Murphy
                        ________________________________
                        John V. Murphy
                        Chairman, President & Chief Executive Officer